EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ADA-ES ANNOUNCES SECOND QUARTER RESULTS

LITTLETON, CO - August 5, 2004 - ADA-ES, Inc. (OTCBB:ADES) today announced financial results for the second quarter and six-months ended June 30, 2004. See attached tables.

For the second quarter, total revenues increased 11% to $1.77 million from $1.61 million in the same quarter last year. Higher revenues in the Company's mercury emission control and combustion aids segments supported lower sales in the Company's flue gas conditioning segment. Net income was $41,000 or $.01 per share, compared to $108,000 or $.03 per share in the second quarter of last year.

For the first six months of 2004, revenues rose 15% to $3.31 million from $2.87 million in the comparable period of 2003, driven by growth in the Company's mercury control segment. Net income was $17,000, versus $166,000 in the first half of 2003.

Net income in both periods reflected inherently lower margins from the time and materials contracts in ADA-ES' mercury emission control segment, as well as increased research and development activities.

Dr. Michael Durham, President of ADA-ES, stated, "We continued to experience steady growth in our mercury control segment stemming from government and industry supported projects, with revenues in this area up 25% in the second quarter and 50% year-to-date. We are successfully demonstrating our mercury emission control technology at these sites, and expect to have tested the technology at a total of 15 plants by the end of this year.

"Additionally, State consent decrees and regulations, and the advancement of several new coal-fired power plants continue to create a number of commercial opportunities for ADA-ES. We have submitted over 50 proposals to utilities in the past year and a half, and towards the end of the quarter, we signed a $455,000 contract to supply a carbon injection system. The system is expected to be a part of a test plan for the facility to comply with State mercury emission reduction requirements, and is expected to be delivered during the third quarter of 2004. It is important to note that our current levels of research and development reflect the efforts and related expenses to position ADA-ES as a market leader. We anticipate revenues resulting from such efforts to materialize more significantly beginning in 2005."

Dr. Durham continued, "We recently expanded and strengthened our management team with the promotion of Jean Bustard to COO and the addition of Jonathan Barr as Vice President of Sales. Jean's 16-year tenure with ADA-ES and Jonathan's 10 years of selling to the coal-fired power industry, most recently as Vice President of Industrial Market Sales at Arch Coal, will be tremendous assets as we strive to capitalize on the expected growth in the mercury emission control market."

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ADA-ES, Inc. News Release					  			Page 2
August 5, 2004


Dr. Durham further stated, "In July, we signed a contract to provide a flue gas conditioning system at a midwestern plant, which consists of $300,000 for the equipment and installation (expected in December 2004) and an additional $500,000 - $700,000 in anticipated annual chemical sales."

Dr. Durham concluded, "We remain enthusiastic about the Company's near and long-term business prospects based on our position in the emerging market for mercury emission control, as well as opportunities with our other product lines. We expect to achieve our goal of 30% revenue growth this year, producing revenues of approximately $7.6 million in 2004. We look forward to updating you with our progress."

Conference Call
Management will conduct a conference call on Thursday, August 5, 2004 at 11:00 a.m. ET to discuss the financial results and recent developments. Interested parties may participate in the call by dialing 913-905-3156 - please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call. The conference call will also be broadcast live over the Internet via the Investor Information section of ADA-ES' website at www.adaes.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's web site.

About ADA-ES
Headquartered in Littleton, Colorado, ADA-ES, Inc. develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs.

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The United States Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements in this document that are based on information the Company believes reasonable, but such projections and statements involve significant uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing market demand for ADA-ES chemicals and systems and changes in technology, laws or regulations, demand for the company's securities, and other factors discussed in the company's filings with the U.S. Securities and Exchange Commission.

Contact:
ADA-ES, Inc.					  -or- Investor Relations
Counsel
Michael D. Durham, Ph.D., MBA, President	  The Equity Group Inc.
Mark H. McKinnies, CFO				  www.theequitygroup.com
(303) 734-1727		                    Loren G. Mortman, (212) 836-9604
www.adaes.com 					  LMortman@equityny.com
							  Lauren Barbera, (212) 836-9610
							  LBarbera@equityny.com

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ADA-ES, Inc. News Release			                    Page 3
August 5, 2004

                       ADA-ES, Inc. and Subsidiary
               Consolidated Statements of Operations (Unaudited)
                Three and Six Months Ended June 30, 2004 and 2003
                 (amounts in thousands, except per share)

                                          3 Months ended     6 Months ended
                                        6/30/04    6/30/03  6/30/04  6/30/03
REVENUES:                                ------    -------   ------   ------
     Mercury emission control            $1,278    $ 1,022   $2,299   $1,534
     Flue gas conditioning                  387        482      808    1,082
     Combustion aids and other              109        101      207      256
                                          -----      -----    -----    -----
        Total revenues                    1,774      1,605    3,314    2,872

COST OF SERVICES                            975        768    1,821    1,328
                                          -----      -----    -----    -----
GROSS MARGIN                                799        837    1,493    1,544

COST AND EXPENSES:
    General and administrative              440        503      896      980
    Research & development                  263        176      479      326
    Depreciation and amortization            42         32       78       56
                                          -----      -----    -----    -----
             Total expenses                 745        711    1,453    1,362
                                          -----      -----    -----    -----
OPERATING INCOME                             54        126       40      182

OTHER INCOME (EXPENSE):
    Interest expense                        (10)        (1)     (24)      (1)
    Other, net                               (3)       (17)       1      (15)
                                          -----      -----    -----    -----
     Total other income (expense)           (13)       (18)     (23)     (16)
                                          -----      -----    -----    -----
NET INCOME                               $   41     $  108   $   17   $  166
                                         ======     ======   ======   ======
NET INCOME PER COMMON Share (as adjusted,
 Basic and Diluted):                     $  .01     $  .03   $  .00   $  .05
                                         ======     ======   ======   ======
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING (adjusted):                  3,741      3,355    3,714    3,355
                                         ======     ======   ======   ======
See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for June 30, 2004.



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ADA-ES, Inc. News Release                           	   Page 4
August 5, 2004


                    ADA-ES, Inc. and Subsidiary
                Consolidated Balance Sheets (Unaudited)
                         (amounts in thousands)

                                                        6/30/04   12/31/03
                           	ASSETS

CURRENT ASSETS:
  Cash, and cash equivalents                            $ 1,100   $  777
  Trade receivables, net of allowance for doubtful
   Accounts                                               1,033    1,065
  Prepaid expenses, inventory and other                     489      199
                                                          -----    -----
      Total current assets	                            2,622    2,041
                                                          -----    -----

PROPERTY AND EQUIPMENT, at cost                           1,555    1,251
    Less accumulated depreciation and amortization         (863)    (791)
                                                          -----    -----
          Net property and equipment        	            692      460

GOODWILL, net of amortization                             2,024    2,024
INTANGIBLE ASSETS, net of amortization                      128      112
DEFERRED TAX BENEFIT and other assets                        64       63
                                                         ------    -----
TOTAL ASSETS       	                                $ 5,530  $ 4,700
	                         	                     ======   ======

           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Account payable	                                      $   537  $   162
  Accrued expenses                                          242      214
  Current portion long-term debt                            150      122
  Deferred revenues                                         620      185
                                                          -----    -----
	Total current liabilities                             921      683
                                                          -----    -----
LONG-TERM LIABILITIES:
  Notes and accrued interest payable to related party       309      305
  Notes payable, net of current portion                     166      491
  Deferred compensation and other liabilities	             56      248
                                                          -----    -----
      Total long-term liabilities                         1,549    1,044
                                                          -----    -----
STOCKHOLDERS' EQUITY:
  Common stock no par value                               4,990    4,467
  Accumulated deficit	                                 (1,477)  (1,494)
                                                         ------   ------
	Total stockholders' equity                          3,513    2,973
                                                         ------   ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	        $ 5,530  $ 4,700
                                                         ======   ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for June 30, 2004.

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